                                  EXHIBIT 4.12

                       FORM OF NOMINEE HOLDER CERTIFICATE

         NOMINEE HOLDER CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS


To the Subscription Agent:


         The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a commercial bank or trust company, a securities depository or participant therein, or a nominee therefor, holding of record __________ shares of Common Stock, par value $.02 per share ("Common Stock"), of EXCO Resources, Inc. ("EXCO") on behalf of __________ beneficial owners as of the close of business on June __, 1998 (the "Record Date") for the offering by EXCO of an aggregate of approximately 5,943,360 shares of Common Stock pursuant to transferable subscription rights (the "Rights") being distributed to record holders of shares of Common Stock, all as described in EXCO's Prospectus dated _____________, 1998 (the "Prospectus"), a copy of which the undersigned has received. As stated in the Prospectus, ten Rights are being distributed for each share of Common Stock held of record as of the close of business on the Record Date. Accordingly, the undersigned requests that, upon surrender of its Subscription Certificate evidencing _________ Rights, a Subscription Certificate evidencing __________ Rights be issued. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of shares of Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide EXCO or its designee with such additional information as EXCO deems necessary to verify the foregoing.




                                 -----------------------------------------------
                                 Name of Record Holder


                                 By:
                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------
                                    Address:
                                            ------------------------------------
                                    Telephone Number:
                                                     ---------------------------
                                 Date:                , 1998
                                      ----------------